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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the Form S-4 Registration Statement and Prospectus of Harken Energy Corporation of our report dated February 10, 1995, accompanying the consolidated financial statements of Search Exploration, Inc. incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



HEIN + ASSOCIATES LLP


March 27, 1995
Dallas, Texas